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                           CONRAD C. LYSIAK
                    Attorney and Counselor at Law
                        601 West First Avenue
                              Suite 503
                     Spokane, Washington   99201
                            (509) 624-1475
                         FAX: (509) 747-1770


                              CONSENT


          I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Oban Mining, Inc.


          DATED this 17th day of January, 2001.

                              Yours truly,


                              /s/ Conrad C. Lysiak
                              Conrad C. Lysiak